Exhibit 3.5

BYLAWS

OF

AERO PLASTICS OF KANSAS CITY, INC.

OFFICES

Section 1. The principal office of the corporation shall be located in Kansas City, Missouri or at any place which the Board of Directors by resolution may designate from time to time. The corporation may have such other offices, either within or without the State of Missouri, as the Board of Directors by resolution may designate from time to time.

SHAREHOLDERS’ MEETINGS

Section 2. All meetings of the shareholders shall be held at the principal office of the corporation or at such other place either within or without the State of Missouri, as the Board of Directors may designate from time to time. Any such meeting may be adjourned to meet at such time and place as may be designated by the holders of a majority of the shares present or represented by proxy at any such meeting.

Section 3. The annual meeting of the shareholders shall be held on the third Monday of October of each year but, if a legal holiday, then on the next business day following, at such time, between 9:00 a.m. and 5:00 p.m., as provided in the notice therefor.

Section 4. Special meetings of the shareholders, for any purpose, may be called by the President, by the Board of Directors, or by the holders of not less than one-fifth (1/5th) of all of the outstanding shares of the corporation entitled to vote at such meeting.

Section 5. Written or printed notice of each meeting of shareholders stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered or given not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. Any notice of a meeting of the shareholders sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at his address as it appears on the records of the corporation.

Section 6. The holders of a majority of the outstanding shares of the corporation entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum. In the absence of a quorum, the holders of a majority of the shares present in person or by proxy shall have the power to adjourn the meeting from time to time to a specified place and time no longer than ninety (90) days after such adjournment, without notice other than announcement at the meeting, until a quorum shall be present. Any business which could have been transacted at the meeting if held as originally scheduled may be transacted at such adjourned meeting whether or not specified in a notice of such adjourned meeting.

Section 7. Any action required to be taken at a meeting of the shareholders of the corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held, and such consents shall be filed by the Secretary with the minutes of the meetings of the shareholders.

DIRECTORS

Section 8. The number of directors to constitute the first Board of Directors is as set forth in the Articles of Incorporation. The number of directors to constitute any succeeding Board of Directors is three (3). Any change in the required number of directors shall be reported to the Secretary of State of Missouri to the extent required by statute.

Section 9. The property and business of the corporation shall be managed by its Board of Directors who shall be elected at the annual meeting of the shareholders and each director shall hold office until the next annual meeting of the shareholders and until his successor is elected and shall have qualified, unless sooner removed by the shareholders, disqualified or resigned. No director need be a resident of the State of Missouri or a shareholder of the corporation.

Section 10. The directors as such shall not receive any stated salary for their services, but, by resolution of the Board or Directors, a fixed sum and expenses, if any, may be allowed for attendance at any regular or special meeting of the Board of Directors; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 11. The compensation of the officers shall be fixed by the Board of Directors and, unless fixed for a definite period, may be changed from time to time whenever the Board of Directors may deem such action necessary or advisable. The compensation of employees shall be fixed by the President or in such manner as the Board of Directors may determine.

Section 12. A majority of the full Board of Directors as prescribed herein shall constitute a quorum for the transaction of business.

Section 13. Meetings of the Board of Directors may be held at regular intervals as determined by resolution of the Board of Directors, and notice of regular meetings shall not be required. A regular meeting of the Board of Directors shall be held for the purposes of electing the officers of the corporation and transacting such other business as may come before the meeting immediately following the annual meeting of shareholders at the place of such meeting, without notice, and such meeting shall be referred to as the annual meeting of the Board of Directors. If such annual meeting is not so held, it shall be held as soon as practicable upon the same notice as required for special meetings of the Board of Directors.

Section 14. Special meetings of the Board of Directors may be called by the President, or any two (2) directors, to be held at such time and place as may be stated in a notice mailed or delivered to each director at least three (3) days before the date of such meeting.

Section 15. Meetings of the Board of Directors shall be held at such place either within or without the State of Missouri, as the Board of Directors may determine by resolution. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

Section 16. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate two or more directors to constitute an Executive Committee, which committee, to the extent provided in said resolution, shall have and exercise all of the authority of the Board of Directors in the management of the corporation; but the designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed on it or him by the General and Business Corporation Law of Missouri, as amended.

Section 17. Any action which is required to be or may be taken at a meeting of the directors, or of the executive committee or any other committee of the directors, may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the members of the Board or of the committee, as the case may be. The consents shall have the same force and effect as a unanimous vote at a meeting duly held. The Secretary shall file the consents with the minutes of the meetings of the Board of Directors or of the committee, as the case may be.

Section 18. At a meeting called expressly for that purpose, directors may be removed in the manner provided in this section. Such meeting shall be held at the registered office or principal business office of the corporation in the State of Missouri or in the city or county in the State of Missouri in which the principal business office of the corporation is located. The entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

Section 19. In case of the death or resignation of any one or more of the directors of the corporation, a majority of the surviving or remaining directors may fill the vacancy or vacancies until the successor or successors are elected at a meeting of the shareholders.

OFFICERS

Section 20. The officers of the corporation shall be elected by the directors and shall include a President, a Vice President, a Secretary, and a Treasurer. No officer need be a director. Any two or more offices may be held by the same person.

Section 21. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 22. The officers of the corporation shall hold office for such period as the directors may determine or, in absence of such determination, for a period of one (1) year and until their successors are chosen and qualified in their stead. Any officer appointed or elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 23. The President shall be the chief executive officer and general manager of the corporation, shall have general supervision and direction of the business of the corporation, and shall preside at all meetings of the shareholders at which he is present. The President is vested with the right and authority to vote any stock of any other corporation, foreign or domestic, owned or held by the corporation at any meeting of the shareholders of such other corporation, and to execute waivers of notice or proxies relating thereto, to the same extent as though he were the owner of record thereof and shall perform such other duties as may be prescribed by the Board of Directors.

Section 24. Any Vice President, in order of rank, in the absence or incapacity of the President, shall perform the duties and have the authority of that office and shall perform such other duties as may be prescribed by the Board of Directors.

Section 25. The Secretary of the corporation shall have responsibility for maintaining the corporate seal and minutes of all meetings held and shall perform such other duties as may be prescribed by the Board of Directors.

Section 26. The Treasurer of the corporation shall have overall responsibility for its funds, and such funds shall be maintained in such bank or other depository as may be designated by the Board of Directors. He shall keep accurate books of account of the business of the corporation and make periodic reports thereof as specified by the Board of Directors. The books shall be open for the inspection of the shareholders for any proper purpose during normal business hours. The Treasurer shall perform such other duties as may be prescribed by the Board of Directors.

Section 27. In the event of the absence of any officer of the corporation or in the event that the Board of Directors shall for any reason deem such action necessary or expedient, the Board, upon the affirmative vote of a majority of all of its members, may from time to time delegate the powers or duties of such officer in whole or in part to any other officer or to any director.

CORPORATE STOCK

Section 28. The shares of stock of the corporation shall be represented by certificates signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the corporation, provided each certificate is signed by two officers who are not the same person, and sealed with the seal of the corporation; provided, however, that certificates may be signed for and on behalf of the corporation by a Transfer Agent or Registrar other than the corporation or its employee, if any, appointed by the Board of Directors of the corporation, and, in such event, the signatures of any of the above named officers may be engraved or printed facsimiles. The seal of the corporation on all certificates may be by engraved or printed facsimile. In case any such officer, Transfer Agent or Registrar shall have ceased to be such officer, Transfer Agent or Registrar before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such person were such officer, Transfer Agent or Registrar at the date of issue.

Section 29. Title to a certificate and to the shares represented thereby may be transferred only:

(a) by delivery of the certificate endorsed, either in blank or to a specified person, by the person appearing by the certificate to be the owner of the shares represented thereby; or

(b) by delivery of the certificates and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign, or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby, and such assignment or power of attorney may be either in blank or to a specified person; or

(c) by delivery of the certificate with assignment endorsed thereon or in a separate instrument signed by the trustee in bankruptcy, receiver, guardian, executor, administrator, or other person duly authorized by law to transfer the certificate on behalf of the person appearing by the certificate to be the owner of the shares represented thereby.

Section 30. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner in fact thereof, and the Board of Directors may, in its discretion, hold such owner of record to be entitled to notice of meetings of shareholders and to receive dividends and to vote as such owner. The corporation shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by law.

Section 31. The Board of Directors may close the transfer books of the corporation in their discretion for a period not exceeding fifty (50) days preceding (1) the date of any meeting, either annual or special, of the shareholders, (2) the date of payment of any dividend, (3) the date for the allotment of rights, or (4) the date when any change, conversion or exchange of the shares shall go into effect; provided, however, that in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of shareholders, the date for the payment of any dividend, the date for the allotment of rights, or the date when any change, conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting, and any adjournment thereof, or entitled to receive payment of the dividend, or entitled to the allotment of rights, or entitled to exercise the rights in respect of the change, conversion or exchange of shares.

GENERAL PROVISIONS

Section 32. Pertinent provisions of the law of the State of Missouri, where applicable, shall take precedence over these Bylaws.

Section 33. The power to make, alter, amend or repeal the Bylaws of the corporation shall be vested in the Board of Directors, provided that the paramount power to make, alter, amend or repeal the Bylaws shall be vested in the shareholders, and the power of the Board of Directors under this Section may be denied by action of the shareholders expressly stipulating that the Bylaws or designated portions thereof may not be altered, amended or repealed by the Board of Directors.

Section 34. Any defects in the manner in which any meeting required by law or by these Bylaws is called, convened or conducted shall be deemed waived by any shareholder or director who attends such meeting, either in person or by proxy, and who fails to object to such meeting. Whenever any notice is required to be given under the provisions of these Bylaws, the Articles of Incorporation of the corporation or any law, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed the equivalent to the giving of such notice.

Section 35. The corporation shall have a seal which shall be circular in form and contain the name of the corporation and the words “MISSOURI “ and “CORPORATE SEAL” .